Exhibit 99.1

ENB Financial Corp

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact Person: Paul W. Brubaker
(717) 733-4181
pbrubaker@epnb.com

COMMON STOCK REPURCHASE PROGRAM INITIATED

(August 14, 2008) – Ephrata, Pennsylvania -- The Board of Directors of ENB Financial Corp is pleased to announce the approval of a plan to purchase, in open market and privately negotiated transactions, up to 140,000 shares of the Corporation’s outstanding common stock.  In announcing the plan, Aaron L. Groff, Jr., President and Chief Executive Officer of ENB Financial Corp stated that the Board of Directors believes the opportunity to purchase ENB Financial Corp's common stock represents an attractive opportunity for the Corporation and its shareholders.  The purchases are expected to be funded by using available excess capital.

ENB Financial Corp is the parent bank holding company of The Ephrata National Bank.  ENB Financial Corp is headquartered in Ephrata, PA.

In addition to historical information, this press release may contain forward-looking statements.  Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the board of directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas.  Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy.  Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations.  Actual results may differ materially from those projected in the forward-looking statements. We caution readers not to place undue reliance on these forward-looking statements.  They only reflect management’s analysis, as of this date.  The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances.  Please carefully review the risk factors described in other documents the Corporation files from time-to-time with the Securities and Exchange Commission, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by the Corporation.  Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the Securities and Exchange Commission.

( End )

4